Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-231181, 333-219697, 333-219698, and 333-236609) and Form S-8 (Nos. 333-58127, 333-179702, 333-179703, 333-185143, 333-197793, 333-226550, and 333-241703) of Telephone and Data Systems, Inc. of our report dated February 17, 2022, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 17, 2022